Exhibit 77.C	Matters submitted to a vote of security holders


         A Special Meeting of Shareholders of Meridian Fund, Inc., comprised of Meridian Growth
Fund, Meridian Value Fund and Meridian Equity Income Fund (each, a "Fund" and together, the
"Funds") was held on August 28, 2013 (the "Meeting"). At the meeting, the following matters were voted on and approved by the Shareholders of each Fund. Each vote reported represents one share held on the record date of the meeting. The results of the Meeting are noted below.

Proposal 1 - Approval of the Proposed Management Agreement between Arrowpoint and Meridian Fund,
Inc. (the "Corporation), on behalf of each Fund.



                          Total Voted
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund   25,632,674       21,790,304       1,007,439       2,834,931
Meridian
Value Fund    10,638,374        8,933,930        513,712        1,190,732
Meridian
Equity
Income Fund    2,089,971        2,015,413        41,126            33,432


                     % of Total Outstanding
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund    53.49%            45.47%            2.10%           5.92%
Meridian
Value Fund     55.84%            46.89%            2.70%           6.25%
Meridian
Equity
Income Fund    89.59%            86.40%            1.76%           1.43%



Proposal 2 - Amendment of the Fund's fundamental investment restrictions with respect to issuer diversification requirements.


                          Total Voted
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund   25,632,674      21,241,183        1,521,169       2,870,322
Meridian
Value Fund    10,638,374       8,664,541          790,393       1,183,440
Meridian
Equity
Income Fund    2,089,971       2,008,090           47,569          34,312


                     % of Total Outstanding
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund    53.49%            44.33%           3.17%            5.99%
Meridian
Value Fund     55.84%            45.48%           4.15%            6.21%
Meridian
Equity
Income Fund    89.59%            86.08%           2.04%            1.47%


Proposal 3 - Amendment of the Fund's fundamental investment restriction with respect to entering into repurchase agreements and making loans.


                          Total Voted
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund   25,632,674       20,656,962        2,093,705      2,882,007
Meridian
Value Fund    10,638,374       8,387,618         1,052,890      1,197,866
Meridian
Equity
Income Fund    2,089,971       2,007,477            47,974         34,520


                     % of Total Outstanding
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund   53.49%            43.11%            4.37%            6.01%
Meridian
Value Fund    55.84%            44.02%            5.53%            6.29%
Meridian
Equity
Income Fund   89.59%            86.06%            2.06%            1.47%


Proposal 4 - Amendment of the Fund's fundamental investment restriction with respect to short sales of securities.


                          Total Voted
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund   25,632,674      20,293,332        2,462,211       2,877,131
Meridian
Value Fund    10,638,374       8,358,053        1,087,350       1,192,971
Meridian
Equity
Income Fund    2,089,971       2,003,597           52,045          34,329


                     % of Total Outstanding
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund    53.49%            42.35%           5.14%            6.00%
Meridian
Value Fund     55.84%            43.87%           5.71%            6.26%
Meridian
Equity
Income Fund    89.59%            85.89%           2.23%            1.47%


Proposal 5 - Elimination of the Fund's fundamental investment restriction with respect to purchasing and writing put and call options


                          Total Voted
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund   25,632,674       20,612,297        2,129,743      2,890,634
Meridian
Value Fund    10,638,374        8,341,968        1,104,946      1,191,460
Meridian
Equity
Income Fund   2,089,971         2,008,141         48,381          33,449


                     % of Total Outstanding
               Record
               Date
Fund           Votes           Affirmative        Against         Abstain

Meridian
Growth Fund    53.49%            43.02%            4.44%          6.03%
Meridian
Value Fund     55.84%            43.79%            5.80%          6.25%
Meridian
Equity
Income Fund    89.59%            86.09%            2.07%          1.43%